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                                                     CONFIDENTIAL EXECUTION COPY



                           PURCHASE AND SALE CONTRACT


                                     BETWEEN


                               GIVEN IMAGING LTD.


                                       AND


                                  PEMSTAR, INC.


                                     FOR THE
                              PURCHASE AND SALE OF
                   M2A(TM) CAPSULE ASSEMBLY AND TESTING LINES
                                 YOQNEAM, ISRAEL


                                 AUGUST 25, 2001
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                                                                    CONFIDENTIAL


                                TABLE OF CONTENTS


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ARTICLE 1.
         DESCRIPTION OF CONTRACT...............................................2

         1.1      Entire Agreement and Modifications...........................2
         1.2      Conflicting Provisions.......................................2
         1.3      Definitions..................................................3
         1.4      Interpretation...............................................7
         1.5      Negotiation of this Sale Contract............................8
         1.6      Non-Exclusive Engagement.....................................8

ARTICLE 2.
         SCOPE OF WORK.........................................................8

         2.1      Scope of Work................................................8
         2.2      Purchase Orders..............................................8
         2.3      Seller's Responsibilities....................................9
         2.4      Buyer's Responsibilities....................................10
         2.5      Design Data.................................................11
         2.6      Design and Review of Process................................11
         2.7      Sub-Contractors and Suppliers...............................12
         2.8      Training....................................................12

ARTICLE 3.
         COMPLETION AND TRANSFER..............................................12

         3.1      Delivery Schedule...........................................13
         3.2      Testing.....................................................14
                  3.2.1    Provisional Tests..................................14
                  3.2.2    Performance Tests..................................14
         3.3      Final Acceptance............................................15
         3.4      Passing of Title; Risk of Loss..............................15

ARTICLE 4.
         COMPENSATION.........................................................16

         4.1      Purchase Price..............................................16
         4.2      Payment Terms...............................................17
         4.3      Taxes.......................................................18

ARTICLE 5.
         CONTRACT CHANGES; FORCE MAJEURE......................................18

         5.1      General.....................................................18


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         5.2      Product Changes.............................................18
         5.3      Changes at Request of Seller................................19
         5.4      Force Majeure...............................................20

ARTICLE 6.
         LIQUIDATED DAMAGES...................................................20

         6.1      Delay in Achievement of Final Acceptance....................20
         6.2      Failure to Achieve Performance Guarantees...................21

ARTICLE 7.
         WARRANTY.............................................................21

         7.1      Warranty Terms..............................................22
         7.2      Defects.....................................................22
         7.3      Intellectual Property Infringement..........................22
         7.4      Supplier Warranties.........................................23
         7.5      Express Warranties..........................................23

ARTICLE 8.
         INDEMNIFICATION......................................................23

         8.1      Indemnification.............................................23
         8.2      Procedure...................................................24

ARTICLE 9.
         TERM; CANCELLATION AND TERMINATION ..................................25

         9.1      Term........................................................25
         9.2      Termination by Buyer........................................25
         9.3      Termination by Seller.......................................26
         9.4      Right to Terminate for Force Majeure........................26
         9.5      Right to Terminate for Delay in Notice to Proceed...........27
         9.6      Measures to be Taken by Seller on Termination...............27

ARTICLE 10.
         CONFIDENTIAL AND PROPRIETARY INFORMATION; COMPETITION................27

         10.1     Title to Work Product.......................................27
         10.2     Confidential and Proprietary Information....................28
         10.3     Publicity...................................................29
         10.4     Non-Solicitation of Employees...............................30
         10.5     Non-Competition; Non-Interference...........................30
         10.6     Enforceability and Severability.............................30
         10.6     Equitable Relief............................................31

ARTICLE 11.
         GOVERNING LAW, JURISDICTION..........................................31

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         11.1     Governing Law and Submission to Jurisdiction................31
         11.2     Dispute Notification Procedure..............................31
         11.3     Adjudication................................................31
         11.4     Arbitration.................................................32
         11.5     No Special Damages..........................................33
         11.6     Duty of Continued Performance...............................33

ARTICLE 12.
         MISCELLANEOUS........................................................33

         12.1     Relationship of the Parties.................................33
         12.2     Binding Effect on Successors and Assignees..................34
         12.3     Notices.....................................................34
         12.4     Not for Benefit of Third Parties............................35
         12.5     Section Headings and Subheading.............................35
         12.6     No Waiver...................................................35
         12.7     Good Faith and Fair Dealing.................................35
         12.8     Severability................................................35
         12.9     Counterparts................................................35
         12.10    Further Assurances..........................................35
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                           PURCHASE AND SALE CONTRACT
                 FOR M2A(TM) CAPSULE ASSEMBLY AND TESTING LINES

         This Purchase and Sale Contract is dated as of August 25, 2001 between Given Imaging Ltd., a company organized under the laws of Israel (hereinafter referred to as "BUYER"), and PEMSTAR, Inc., a Minnesota company with principal offices in Rochester, Minnesota (hereinafter referred to as "SELLER").

                                   WITNESSETH:

         WHEREAS, Buyer desires to purchase from Seller, and Seller agrees to sell to Buyer, assembly and testing lines for the production of Buyer's proprietary M2A Capsule (as hereinafter defined), which is subject to patents and patent applications in the United States and other jurisdictions and has been approved by the U.S. Food and Drug Administration for commercial distribution in the United States; and

         WHEREAS, Buyer is not in the business of manufacturing such assembly and testing lines, and Seller is one of the companies capable of manufacturing such assembly and testing lines;

         NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth herein, Buyer and Seller, intending to be legally bound, agree as follows:

                                   ARTICLE 1.
                             DESCRIPTION OF CONTRACT

1.1      ENTIRE AGREEMENT AND MODIFICATIONS

         This Purchase and Sale Contract between Buyer and Seller (together with the Schedules and Exhibits attached hereto, hereinafter referred to as this "SALE CONTRACT") sets forth the full and complete understanding of the parties as of the date hereof, and supersedes any and all agreements and representations, written or oral, made or dated prior thereto. No amendment, supplement or other modification to this Sale Contract shall be effective unless pursuant to a change order under
         Article 5 or otherwise in writing and signed by authorized representatives of both parties to this Sale Contract.

1.2      CONFLICTING PROVISIONS

         1.2.1 In the event either party becomes aware of any conflict between this document and the Schedules or Exhibits attached hereto or between any of such Schedules and Exhibits, it shall notify the other party of such conflict in writing. Seller shall proceed with all Work not subject to such conflict until the parties have resolved such conflict.

         1.2.2 In the event of any conflict between this document and any Schedule or Exhibit attached hereto, the terms and provisions of this document shall


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                  prevail and, in the event of any conflict between this Sale
                  Contract or the Product Specifications and the Plans and Specifications, this Sale Contract and the Product Specifications shall prevail.

1.3      DEFINITIONS

         Unless the context otherwise requires, the following definitions shall apply to this Sale Contract:

         "AFFILIATE" means any person directly or indirectly controlled by or under common control with Seller. For purposes of this definition, "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         "APPLICABLE LAW" means any code, law, rule, regulation, ordinance, decision, decree, directive, instruction or other requirement or restriction issued by or emanating from any government authority of the United States or any state thereof in which Seller's Facility is located, which has the force of law or with which a party is otherwise required to comply, including measures which apply directly or indirectly to any party or to any Production Line or to the rights and obligations of either of the parties arising under this Sale Contract, whether applicable at the date hereof or in the future. For the avoidance of doubt, Applicable Law includes the Quality System Regulations.

         "BUYER'S CONTACT" means Jerome Avron, Vice President Operations, or any other individual designated from time to time thereafter in writing by Buyer to Seller who shall be authorized to receive communications from Seller and with whom Seller may consult at all reasonable times.

         "BUYER DELAY" means any delay or failure by Buyer (i) to provide any data or information with respect to (A) the Product Specifications within two (2) working days or (B) the Plans and Specifications within seven (7) working days, in either case, of a reasonable written request from Seller for such data or information, (ii) to obtain customs clearance for any Production Line within five (5) working days from the day such Production Line arrives at Tel-Aviv International Airport and
         (iii) to comply with any of its other obligations under this Sale Contract to the extent that, in each case, such delay or failure prevents Seller from performing its obligations under this Sale Contract.

         "BUYER-DIRECTED PRODUCT CHANGE" is defined in Section 5.2.1.

         "BUYER'S FACILITY" means the (i) facility of Buyer located in Yoqneam, Israel or any other location in Israel in which the Production Lines (other than the Standby Production Lines) are to be installed by Seller or (ii) any other facility of Buyer


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         located outside Israel designated by Buyer and agreed to by Seller, which agreement shall not be unreasonably withheld, delayed or conditioned.

         "BUYER INFORMATION" is defined in Section 2.5.

         "CHANGE IN LAW" shall mean the adoption, amendment or repeal of, or change in the interpretation or application of, any Applicable Law pertaining to the design, testing, production, control or quality assurance of the M2A Capsule after the date of this Sale Contract.

         "CHANGE ORDER" is defined in Section 5.1.

         "CLAIMS" is defined in Section 8.1.1.

         "CONFIDENTIAL INFORMATION" is defined in Section 10.2.1.

         "DEFECT" is defined in Section 7.2.1.

         "DOLLAR" or "$" means the legal tender of the United States of America.

         "EQUIPMENT" means all apparatus, equipment, machinery and parts and other materials required for the assembly and operation of any Production Line (including all special maintenance tools).

         "EXPERT" is defined in Section 11.3.1.

         "FDA QUALITY SYSTEM REGULATIONS" means the regulations of the U.S. Food and Drug Administration applicable to the methods and documentation of the design, testing, production, control, quality assurance, labeling and packaging of the M2A Capsule set forth in 21 C.F.R. Part 820
         (2001).

         "FINAL ACCEPTANCE" means, for any Production Line, Buyer's written confirmation in accordance with Section 3.3 that each of the conditions set forth therein have been satisfied for such Production Line in accordance with this Sale Contract.

         "FORCE MAJEURE" means all circumstances beyond the control of the parties the consequences of which could not reasonably have been remedied, and which prevent, totally or partially, the performance of this Sale Contract. The following events, the list of which is not exhaustive, constitute events of Force Majeure provided that they comply with the foregoing conditions: (i) any physical consequence of such natural elements as lightning, drought, fire, earthquake, volcanic eruption, landslide, flood, storm, cyclone, typhoon, tornado or exceptionally torrential rain; (ii) explosion, fire or destruction of machinery, of plant and of any facilities whatsoever; (iii) acts of declared or undeclared war, invasion, armed conflict or acts committed by a foreign enemy, blockade, embargo, revolution, rioting, insurrection, civil commotion, terrorist acts or sabotage; and (iv) strikes, protest or demand actions, slow-down in work or other


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         trade union disturbances, PROVIDED, HOWEVER, that (A) the issuance by the United States State Department or any other governmental authority of any other country of any travel advisory with respect to Israel shall not constitute an event of Force Majeure and (B) events described in clause (iv) with respect to Seller's Facility shall not entitle Seller to claim Force Majeure and with respect to Buyer's Facility shall not entitle Buyer to claim Force Majeure.

         "FULLY-AUTOMATED PRODUCTION LINE" means each fully-automated assembly and testing line for the manufacture of the M2A Capsule ordered by Buyer from Seller hereunder.

         "GUARANTEED FINAL ACCEPTANCE DATE" means, for each Production Line, thirty (30) days after the date specified in the Milestone Schedule for Final Acceptance of such Production Line, as such date may be extended by a Change Order pursuant to Article 5.

         "IMPORT TAXES" means any value added tax and any customs duties, import taxes or other like taxes or fees levied by Israel on the importation of any Production Line.

         "INDEMNIFIED PARTY" and "INDEMNIFYING PARTY" are defined in Article 8.

         "INTERNATIONAL QUALITY STANDARDS" means the standards and requirements of each of the (i) ISO 9001of the International Standards Organization,
         (ii) the Medical Devices Directive of the European Union and (iii) EN 46001 of the European Union.

         "LCIA" is defined in Section 11.4.

         "LIEN" means any charge, lien, hypothecation, pledge, security interest, title retention or other preferential right of any kind having the effect of security, or which otherwise encumbers any tangible or intangible property.

         "M2A CAPSULE" means the Buyer's proprietary single-use, disposable color in-vivo video M2A(TM) capsule used in connection with its proprietary wireless imaging system, as more fully described in the Product Specifications.

         "MILESTONE SCHEDULE" is defined in Section 3.1.

         "PERFORMANCE GUARANTEES" means, for each Semi-Automated Production Line and Fully-Automated Production Line, the guarantees set forth in
         Schedule 1 for such Production Line.

         "PERFORMANCE TESTS" shall mean the tests of each Production Line to be carried out in accordance with the procedures set forth in Schedule 3 to determine whether such Production Line is capable of achieving the Performance Guarantees.


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         "PLANS AND SPECIFICATIONS" means (i) the technical requirements for the design, engineering and manufacturing of the Production Lines and (ii) the aggregate of all designs, specifications, plans and drawings prepared by Seller, or obtained by Seller from any Supplier in connection with the procurement of any Equipment, under this Sale Contract.

         "PRODUCTION LINE" means any Semi-Automated Production Line or Fully-Automated Production Line.

         "PRODUCT SPECIFICATIONS" means the preliminary description and specifications for the M2A Capsule to be provided by Buyer to Seller, as modified or supplemented from time to time by a Change Order in accordance with Article 5.

         "PROVISIONAL ACCEPTANCE" means, for any Production Line, Buyer's written confirmation in accordance Section 3.2.1 that the Performance Tests have demonstrated that such Production Line is capable of achieving the Performance Guarantees.

         "PROVISIONAL TESTS" shall mean the preliminary tests of each Production Line to be carried out in accordance with the procedures set forth in
         Schedule 3 to determine whether such Production Line is capable of achieving the Performance Guarantees.

         "PURCHASE ORDER" means a purchase order, substantially in the form of Exhibit A, issued by Buyer to Seller for the purchase by Buyer from Seller of any Production Line under this Sale Contract.

         "PURCHASE PRICE" means, for each Production Line, the total firm fixed lump sum price for such Production Line set forth in Section 4.1, as adjusted by Change Orders pursuant to Article 5.

         "SALE CONTRACT" is defined in Section 1.1 and shall include modifications made pursuant to a Change Order under Article 5 or otherwise in writing signed by authorized representatives of each of parties to this Sale Contract..

         "SELLER-REQUESTED PRODUCT CHANGE" is defined in Section 5.1.

         "SELLER'S CONTACT" means Susan Johnson, Executive Director, Precision, Testing and Automation, or any other individual designated from time to time in writing by Seller to Buyer who shall be authorized to receive communications from Buyer and with whom Buyer may consult at all reasonable times.

         "SELLER'S FACILITY" means (i) the facility of Seller located in Rochester, Minnesota in which each Production Line is to be assembled and the Standby Production Lines are to be stored or (ii) such other facility in any other location designated by Seller and agreed to by Buyer in its sole discretion.


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         "SEMI-AUTOMATED PRODUCTION LINE" shall mean each semi-automated assembly and testing line for the manufacture of the M2A Capsule ordered by the Buyer from the Seller hereunder.

         "STANDBY PRODUCTION LINE" is defined in Section 2.2.3.

         "SUPPLIER" means any person who has an agreement for the performance of any part of the Work or procurement of all or any portion of the Equipment or Services, including each tier of subcontractor and sub-supplier.

         "TAXES" means all taxes, assessments, charges, duties, fees, levies or other governmental charges, including all Israeli and non-Israeli and U.S. and non-U.S. federal, state, local and other income, franchise, profits, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a tax return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

         "WARRANTIES" means the warranties specified in Article 7.

         "WARRANTY PERIOD" is defined in Section 7.1.

         "WORK" is defined in Section 2.1.

         "WORK PRODUCT" is defined in Section 10.1.1.

1.4      INTERPRETATION

         Unless the context requires otherwise, the following rules of interpretation shall apply to this Sale Contract:

         (a) words singular or plural in number shall be deemed to include the other and pronouns having a masculine or feminine gender shall be deemed to include the other;

         (b) any reference to this Sale Contract or any other agreement or any schedule, exhibit or attachment hereto or thereto shall mean this Sale Contract or such other agreement and all such schedules, exhibits and attachments as amended, supplemented or otherwise modified;

         (c) any reference to any person shall include any natural person, corporation, company, partnership, joint venture, trust or other entity and permitted


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                  successors and assigns thereof and, in the case of any
                  government authority, any person succeeding to its functions and capacities; and

         (d) any reference to days, weeks, months or years shall mean calendar days, months or years and any reference to working days shall mean, in the case of any obligation of Seller, any day other than a Saturday and Sunday and any other day on which banks are closed for business in Rochester, Minnesota and, in the case of any obligation of Buyer, any day other than a Friday and Saturday and any other day on which banks are closed for business in Israel.

1.5      NEGOTIATION OF THIS SALE CONTRACT

         Seller represents and warrants that the factual statements and information provided by Seller to Buyer in writing prior to the date hereof with respect to its experience and qualifications in design engineering, procurement and manufacturing, taken as a whole, are true and correct in all material respects as of the date hereof and do not omit any material fact necessary in order to make such factual statements and information, taken as a whole, not materially misleading as of the date hereof.

1.6      NON-EXCLUSIVE ENGAGEMENT

         Buyer is entering into this Sale Contract with Seller on a non-exclusive basis and reserves the right, in its sole discretion, to enter into contracts with any other person with respect to the design engineering, procurement, manufacturing, installation and testing of assembly and testing lines or other facilities for the manufacturing of its M2A Capsule.

                                   ARTICLE 2.
                                  SCOPE OF WORK

2.1      SCOPE OF WORK

         Seller shall design, engineer, manufacture, deliver, install and test each Production Line and procure all Equipment in connection therewith as required to achieve Provisional Acceptance and Final Acceptance and in compliance with (i) the FDA Quality System Regulations and other Applicable Law, (ii) the International Quality Standards and (iii) all licenses and permits applicable to the parties or the design, engineering, manufacturing or export of any Production Line under Applicable Law (the provision of the foregoing services, hereinafter referred to as the "WORK").

2.2      PURCHASE ORDERS

         Buyer may issue a Purchase Order, substantially in the form of Exhibit A hereto, for Production Lines under this Sale Contract as follows:


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         2.2.1    Buyer shall be deemed to have issued a Purchase Order for the first Semi-Automated Production Line to be installed by Seller at Buyer's Facility effective August 27, 2001.

         2.2.2 Buyer may issue a Purchase Order for the first Fully-Automated Production Line to be installed by Seller at Buyer's Facility at any time prior to December 31, 2004.

         2.2.3 Buyer may issue an unlimited number of Purchase Orders for additional Production Lines within twelve (12) weeks prior to the expiration of the term of this Sale Contract in the case of any additional Semi-Automated Production Line and within thirty-six (36) weeks prior to the expiration of the term of this Sale Contract in the case of any additional Fully-Automated Production Line. Subject to the provisions of
                  Article 5 with respect to Change Orders, the Product Specifications and Plans and Specifications for any such additional Production Line shall be the same as those for the first, Semi-Automated Production Line or, as the case may be, the first Fully-Automated Production Line. Any such Purchase Order shall specify whether the Production Line being ordered is to be installed by Seller at Buyer's Facility or stored by Seller at Seller's Facility (any such Production Line to be stored at Seller's Facility, a "STANDBY PRODUCTION LINE").

2.3      SELLER'S RESPONSIBILITIES

         2.3.1 Without limiting the other obligations of Seller under this Sale Contract, Seller shall perform the following tasks:

                  (a) prepare all technical requirements for the design, engineering and manufacturing of Production Lines capable of producing M2A Capsules in compliance with the Product Specifications and the FDA Quality System Regulations and other Applicable Law, the International Quality Standards and the following design criteria:

                           (i) each Production Line must have a foreseeable life span of at least seven (7) years after Final Acceptance; and

                           (ii) each Production Line must be capable of reliable operation under the following operating conditions with respect to Buyer's
                                    Facility: (A) freestanding 20 centimeter concrete floors; (B) a daily average temperature range of 15.5 to 26.0 degrees Celsius and (C) a daily average relative humidity range of 35% to 75%;

                  (b) prepare all designs, specifications, plans and drawings for the assembly and construction of the Production Lines;


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                  (c)      engineer and manufacture each Production Line in
                           accordance with the Plans and Specifications and the provisions of this Sale Contract and procure all Equipment required for such purpose;

                  (d) (i) deliver each Production Line (other than any Standby Production Lines) F.O.B. to Buyer and install such Production Line at Buyer's Facility, in each case as provided in Section 3.2.2 and (ii) store each Standby Production Line at Seller's Facility;

                  (e) supervise the Provisional Tests and Performance Tests, including arranging for any representatives of Suppliers to be present during such tests as required for system adjustments, and procure all components necessary to manufacture M2A Capsules during such tests and any testing equipment necessary to carry out such tests;

                  (f) obtain and maintain, at its sole cost and expense, all licenses and permits required by Applicable Law in connection with the performance of the Work and comply with the requirements of such (A) licenses and permits and (B) the FDA Quality System Regulations and other Applicable Law;

                  (g) provide for Buyer's review and approval the deliverables required as a condition to Final Acceptance of any Production Line and other documentation with respect to such Production Lines as is reasonably requested by Seller; and

                  (h)      provide to Buyer a bi-monthly report on the fifteenth
                           (15th) and last day of every month, detailing the progress in the performance of the Work in the preceding period of such month in a format reasonably acceptable to Buyer.

2.4      BUYER'S RESPONSIBILITIES

         2.4.1    Buyer shall, subject to the terms and conditions of this Sale
                  Contract:

                  (a) provide to Seller within four (4) weeks of the Purchase Order for the first Semi-Automated Production Line, the following: (i) the software for the system to capture and record the image from the M2A Capsule and any algorithms necessary for alignment of the image and (ii) the software for the one-time programmable system for the Application Specific Integrated Circuit (ASIC);

                  (b) provide to Seller (i) within four (4) weeks of the Purchase Order for the first Semi-Automated Production Line, 20 kits of Component Parts for the M2A Capsule, (ii) within six (6) weeks of such Purchase Order, three hundred (300) such kits and
                           (iii) within


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                           fourteen (14) weeks of such Purchase Order three
                           hundred (300) such kits;

                  (c) expeditiously review all designs, specifications, plans and drawings and other proposals submitted by Seller for review by Buyer in accordance with this Sale Contract;

                  (d) arrange for transportation to Buyer's Facility and customs clearance in Israel for each Production Line delivered by Seller to in accordance with Section 3.2.2(a);

                  (e) provide 2000 square feet at Buyer's Facility for the installation and testing of each Production Line to be installed therein; and

                  (f) provide for the interconnections for air pressure, electrical power and water supply and any other utilities as required for the operation and maintenance of each Production Line to be installed at Buyer's Facility.

2.5      DESIGN DATA

         In performance of its obligations hereunder, Seller shall be entitled to rely on the Product Specifications and other data and information provided by Buyer to Seller, PROVIDED that Buyer shall have no liability to Seller for the Product Specifications or any other data or information that Buyer may have provided to Seller or may hereafter provide to Seller in connection with any Change Order or otherwise (the "BUYER INFORMATION"). Seller's sole remedy in respect of any change to or the insufficiency of any Buyer Information shall be to a Change Order in respect of the Product Specifications, to which Seller shall be entitled as provided in Article 5.

2.6      DESIGN AND REVIEW OF PROCESS

         2.6.1 The Plans and Specifications shall be subject to inspection and review by Buyer and its representatives. Seller shall submit draft Plans and Specifications to Buyer and incorporate changes requested by Buyer into the Plans and Specifications in a manner satisfactory to Buyer.

         2.6.2 All other Work shall be subject to inspection and review by Buyer or its representatives at the discretion of Buyer upon reasonable prior notice to Seller. Seller shall furnish all reasonable assistance required in connection with any such inspection or review.

         2.6.3 No inspection or review by Buyer or its representatives prior to Final Acceptance of any Production Line shall constitute either (i) an approval, endorsement or confirmation of any kind or (ii) an acknowledgment by


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                  Buyer that any component or part of such Production Line
                  satisfies the requirements of this Sale Contract.

2.7      SUB-CONTRACTORS AND SUPPLIERS.

         2.7.1 Seller may subcontract any portion of the Work to any Supplier, PROVIDED that, (i) Seller shall remain responsible for management and oversight of the Work and liable to Buyer for any Work so subcontracted and (ii) all subcontracts are assigned in accordance with Applicable Law to Buyer or its designee on terms and conditions reasonably acceptable to Buyer. Seller shall provide Buyer with such information concerning Suppliers as Buyer may request from time to time.

         2.7.2 Seller shall promptly pay each of its subcontractors, vendors and materialmen for all labor, materials and equipment, regardless of any dispute between Seller and Buyer, and shall promptly inform Buyer of any dispute that could reasonably be expected to result in creation of a Lien against any deliverables hereunder (including, without limitation, any Equipment or Production Line or portion thereof). Seller shall use commercially reasonable efforts to settle any such dispute, and shall be responsible for discharging any such Liens, at its sole cost and expense.

         2.7.3 Seller agrees that it shall be fully responsible to Buyer for the acts and omissions of Suppliers and of persons directly or indirectly employed by them, as it is for the acts or omissions of persons directly or indirectly employed by Seller, in connection with the performance of any part of the work or the procurement of any equipment.

         2.7.4 Nothing contained herein shall create any contractual relationship between any Supplier and Buyer, and Buyer shall have no obligation to pay or cause payment to be made to any Supplier.

2.8      TRAINING

         Seller shall be responsible for training Buyer's regular operating personnel at Buyer's Facility to provide all information necessary for efficient and proper operation of the Production Lines, including start-up, shutdown, operation, maintenance and repairs, and emergency procedures. Training will consist of classroom and on-the-job (hands-on) operational instruction as necessary. Seller shall design and submit to Buyer a training procedure and schedule for each of the Semi-Automated Production Lines and the Fully-Automated Production Lines within fifteen (15) days of Provisional Acceptance of the first such Production Line. Seller promptly shall incorporate Buyer's comments into the training procedures and schedules and shall be required to complete such training to Buyer's satisfaction prior to Final Acceptance of any Production Line.

                                   ARTICLE 3.
                             COMPLETION AND TRANSFER

3.1      DELIVERY SCHEDULE

         Seller shall commence the Work with respect to each Production Line upon issuance of a Purchase Order in respect thereof under Section
         2.2.1 and shall prosecute the Work continuously and with due diligence in accordance with the following schedule (the "MILESTONE SCHEDULE"), subject to adjustment only by a Change Order.

         ----------------------------------------------------------------------------------------
                                     Milestone                           Milestone Date
                                                                       (from issuance of
                                                                         Purchase Order)
         ----------------------------------------------------------------------------------------
         FIRST SEMI-AUTOMATED PRODUCTION LINE:
         ----------------------------------------------------------------------------------------
                  Final Plans and Specifications to Buyer        Eight (8) weeks
         ----------------------------------------------------------------------------------------
                  Provisional Acceptance Date                    Sixteen (16) weeks
         ----------------------------------------------------------------------------------------
                  Final Acceptance                               Twenty (20) weeks
         ----------------------------------------------------------------------------------------
         EACH ADDITIONAL SEMI-AUTOMATED PRODUCTION LINE:
         ----------------------------------------------------------------------------------------
                  Provisional Acceptance Date                    Nine (9) weeks
         ----------------------------------------------------------------------------------------
                  Final Acceptance                               Twelve (12) weeks
         ----------------------------------------------------------------------------------------
         FIRST FULLY-AUTOMATED PRODUCTION LINE:
         ----------------------------------------------------------------------------------------
                  Final Plans and Specifications to Buyer        Eight (8) weeks
         ----------------------------------------------------------------------------------------
                  Provisional Acceptance                         Thirty-five (35) weeks
         ----------------------------------------------------------------------------------------
                  Final Acceptance                               Forty (40) weeks
         ----------------------------------------------------------------------------------------
         EACH ADDITIONAL FULLY-AUTOMATED PRODUCTION LINE:
         ----------------------------------------------------------------------------------------
                  Provisional Acceptance                         Thirty (30) weeks
         ----------------------------------------------------------------------------------------
                  Final Acceptance                               Thirty-six (36) weeks
         ----------------------------------------------------------------------------------------


         Seller shall take such steps as shall be necessary to ensure compliance with the Milestone Schedule, including increasing its labor force, the number of shifts, overtime operations or the length of the work week, but in any such case, Seller shall not be entitled to any additional payment or be relieved of its obligation to complete the Work in accordance with the Milestone Schedule.

3.2      TESTING.

         3.2.1 PROVISIONAL TESTS. When any Production Line has been physically completed in accordance with the Plans and Specifications, Seller shall carry out the Provisional Tests on such Production Line at Seller's Facility in the presence of Buyer at a mutually agreed time. If the Provisional Tests for any Production Line demonstrate to Buyer's satisfaction that such Production Line has achieved the Performance Guarantees, Provisional Acceptance for such Production Line shall be deemed to have occurred on the date of Buyer's written confirmation thereof substantially in the form of Exhibit B hereto. If the Provisional Tests demonstrate that any Production Line has not achieved the Performance Guarantees, Seller shall perform such Work as is necessary to achieve Provisional Acceptance and the foregoing testing procedure shall be repeated until Provisional Acceptance of such Production Line has been achieved. The achievement of Provisional Acceptance shall not relieve Seller of any of its other obligations under this Sale Contract, including its obligation to achieve in a timely manner Final Acceptance or its obligations arising under Article 7 hereof.

         3.2.2    PERFORMANCE TESTS.

                  (a) Upon Provisional Acceptance of any Production Line, Seller shall deliver such Production Line (other than any Standby Production Line) to Buyer F.O.B. Minneapolis St. Paul International Airport, at the loading dock of a carrier designated by Buyer. Seller shall be responsible for packaging such Production Line for transportation to Buyer's Facility. Buyer shall be responsible for transportation of such Production Line from such airport to Buyer's Facility and for customs clearance and Import Taxes payable in respect of such Production Line.

                  (b) Upon delivery of any Production Line (other than any Standby Production Line) to Buyer's Facility, Seller shall install such Production Line in Buyer's Facility, in coordination with Buyer. Seller shall carry out the Performance Tests for any such Production Line at Buyer's Facility in the presence of Buyer at a mutually agreed time. In the case of any Standby Production Line, Seller shall carry out the Performance Tests at Seller's Facility in the presence of Buyer at a mutually agreed time.

                           If any Production Line is not ready for the Performance Tests in the opinion of Buyer, Seller shall perform such Work as is necessary to prepare such Production Line for the Performance Tests until such Production Line is ready for the Performance Tests, in the opinion of Buyer. If any Production Line does not achieve the Performance Guarantees to Buyer's satisfaction, Seller shall perform such Work as is necessary to achieve the Performance Guarantees and the foregoing testing procedure shall be repeated until Provisional Acceptance of such Production Line has been achieved in accordance with this Section 3.2.1.

                  (c) The successful completion of the Performance Tests shall not relieve Seller of its obligations to achieve Final Acceptance or its obligations arising under Article 7 hereof.

3.3      FINAL ACCEPTANCE

         3.3.1 Final Acceptance for any Production Line shall occur upon Buyer's written confirmation, substantially in the form of Exhibit C, that each of the following conditions has been satisfied with respect to such Production Line in accordance with this Sale Contract, as determined by Buyer:

                  (a) the Performance Tests have demonstrated that such Production Line has achieved the Performance Guarantees;

                  (b) All special tools necessary for the operation and maintenance of the such Production Line have been furnished to Buyer;

                  (c) Buyer has received all Plans and Specifications for the Production Lines and "as-built" drawings for each Production Line;

                  (d) Buyer has received operation and maintenance manuals and other documentation necessary to support the operation, maintenance and repair of such Production Line and such documentation shall be in compliance with the FDA Quality System Regulations and the International Quality Standards;

                  (e)      Seller has completed the training program required by
                           Section 2.8 to the satisfaction of Buyer; and

                  (f) Seller has performed all other terms of and delivered all items required by this Sale Contract.

         3.3.2 The achievement of Final Acceptance with respect to any Production Line shall not relieve Seller of any of its obligations arising under Article 7.

3.4      PASSING OF TITLE; RISK OF LOSS

         3.4.1 All right, title and interest in, and the risk of loss or damage to, each Production Line shall pass to Buyer, upon delivery of such Production Line to Buyer in accordance with
                  Section 3.2.2(a). Prior to such time, Seller shall be obligated to replace, repair or reconstruct such Production Line, including the components and parts thereof, which is lost, damaged or destroyed by any cause (other than the negligence or willful misconduct of Buyer). From and after such time, Buyer shall assume the risk of physical loss or damage to such Production Line, except for such loss or damage which is caused by Seller or its representatives or for which Seller has responsibility under Articles 7 or 8 of this Sale Contract, including any loss or damage which is caused by any defect or deficiency in the packaging of such Production Line for transportation to Buyer's Facility.

         3.4.2 Seller covenants that it shall promptly discharge, at its sole cost and expense, any Liens filed or maintained against any Production Line or any component or part thereof, either by Seller or anyone claiming by, through or under Seller for or on account of any Equipment procured or supplied by Seller.

                                   ARTICLE 4.
                                  COMPENSATION

4.1      PURCHASE PRICE

         4.1.1 Seller shall accept as full and complete payment for all of each Production Line the following fixed lump sum Purchase
                  Price:

                  (a)      FIRST SEMI-AUTOMATED PRODUCTION LINE:

                           One Million Five Hundred Eighty-two Thousand Five Hundred Fifty Dollars ($1,582,550);

                  (b)      EACH ADDITIONAL SEMI-AUTOMATED PRODUCTION LINE:

                           Nine Hundred Twelve Thousand Six Hundred Fifty-five Dollars ($912,655);

                  (c)      FIRST FULLY-AUTOMATED PRODUCTION LINE:

                           Two Million Eight Hundred Nineteen Thousand Seven Hundred Ten Dollars ($2,819,710); and

                  (d)      EACH ADDITIONAL FULLY-AUTOMATED PRODUCTION LINE:

                           Two Million Two Hundred Seven Thousand Seven Hundred Eighty Dollars ($2,207,780).

         4.1.2 The parties acknowledge and agree that the Purchase Price for each Production Line is the entire compensation payable by Buyer to Seller for the completion of the Work with respect to such Production Line in every detail in accordance with the terms of this Sale Contract other than the storage of any Standby Production Line by Seller at Seller's Facility.

         4.1.3 Buyer shall reimburse Seller on a monthly basis for the reasonable costs of the storage of any Standby Production Line at Seller's Facility.

4.2      PAYMENT TERMS

         4.2.1 The Purchase Price for each Production Line shall be payable in installments upon the achievement of each of the milestones set forth below in an amount equal to the percentage set forth opposite such milestone multiplied by the Purchase Price for such Production Line:

                  --------------------------------------------------------------------------------
                                             Milestone                             Percentage of
                                                                                  Purchase Price
                  --------------------------------------------------------------------------------
                  Purchase Order                                                              30%
                  --------------------------------------------------------------------------------
                  Provisional Acceptance                                                      30%
                  --------------------------------------------------------------------------------
                  First Semi-Automated Production Line:
                  --------------------------------------------------------------------------------
                           o    Achievement of Performance Guarantees at 3,000                12%
                                M2A Capsules per Month
                  --------------------------------------------------------------------------------
                           o    Final Acceptance                                              28%
                  --------------------------------------------------------------------------------
                  Final Acceptance all other Production Lines                                 40%
                  --------------------------------------------------------------------------------


         4.2.2 Buyer shall pay the initial installment of the Purchase Price for each Production Line upon its issuance of the Purchase Order for such Production Line.

         4.2.3 Seller shall submit an invoice for the each subsequent installment of the Purchase Price upon achievement of the relevant milestone set forth in Section 4.2.1 and shall submit an invoice for the storage costs of any Standby Line within 10 working days of the end of every month. Buyer shall pay the undisputed portion of any such invoice within thirty (30) days after Buyer's receipt thereof. All payments hereunder shall be made in Dollars.

         4.2.4 Any dispute with respect to any invoice which is not resolved by mutual agreement shall be resolved in accordance with
                  Article 11.

4.3      TAXES

         Each party shall be responsible and liable for the timely payment of any and all Taxes imposed on or with respect to the properties, income and operations of the such party in connection with the performance of its obligations hereunder and the payment of any amounts hereunder.

                                   ARTICLE 5.
                         CONTRACT CHANGES; FORCE MAJEURE

5.1      GENERAL

         Buyer and Seller may at any time agree on a change in the Work or to the Product Specifications, the Milestone Schedule, the Purchase Price, the Performance Guarantees or the Warranties with respect to any Production Line only by a written amendment to this Sale Contract, executed by each of Buyer and Seller, substantially in the form of Exhibit D (a "CHANGE ORDER"). Seller shall not undertake a change in the Work other than pursuant to a Change Order.

5.2      PRODUCT CHANGES

         5.2.1 Buyer may at any time change the Product Specifications (a "BUYER-DIRECTED PRODUCT CHANGE"). Buyer also shall provide Seller with such additional specifications necessary to design and engineer the first Semi-Automated Production Line (i) with respect to the M2A Capsule, as is reasonably requested by Seller in writing by September 26, 2001 and (ii) with respect the deliverables described in Section 2.4.1(a), as is reasonably requested by Seller in writing within fifteen (15) days of Buyer's delivery of such deliverables, PROVIDED that such time periods shall be extended day-for-day for any delay or failure by Buyer to provide such additional specifications to the extent such failure or delay constitutes Buyer Delay (any such additional description or specifications, a "SELLER-REQUESTED PRODUCT CHANGE" and, together with a Buyer-Directed Product Change, a "PRODUCT CHANGE").

         5.2.2 Buyer and Seller shall consult (at no charge to Buyer) concerning the cost and impact of implementing any such Product Change promptly following notice from Buyer to Seller of a Buyer-Directed Product Change or the provision by Buyer to Seller of a Seller-Requested Product Change. Seller shall promptly prepare (at no charge to Buyer) a detailed written estimate relating to the Product Change, including (i) all relevant drawings and specifications, all in a format and level of detail sufficient to allow Buyer to compare readily the existing Work and the Work as it would be affected by such Product Change, (ii) the cost of such Product Change and the consequent effect thereof on the Purchase Price for the affected Production Lines, including a bill of materials; (iii) the effect such change will have on the Milestone Schedule for the affected Production Lines and (iv) the effect such change will have on Seller's ability to comply with any of its obligations under this Sale Contract, including the Performance Guarantees and Warranties.

         5.2.3 Seller agrees that any changes in the Work as a result of a Product Change shall be performed on the basis of a lump sum reimbursement in an amount agreed to in advance by Buyer and Seller, taking into consideration any savings or costs not incurred by Seller due to such change, in the form of an adjustment to the Purchase Price for the affected Production Lines. If the parties reach agreement on the matters listed in the estimate provided by Seller pursuant to Section 5.2.2, Buyer shall issue a Change Order that reflects the nature of their agreement with respect to such matters, including any change to the Purchase Price and, in the case of a Buyer-Direct Product Change only, to the Milestone Schedule. Seller shall be entitled to an adjustment to the Milestone
                  Schedule in respect of any Seller-Requested Product Change only to the extent Seller is entitled to a Change Order due to any Buyer Delay in respect of such Seller-Requested Product Change pursuant to Section 5.3.

         5.2.4 In the event Buyer and Seller do not agree on the terms of a Change Order for any Product Change within thirty (30) days of notice from Buyer to Seller of a Buyer-Directed Product Change or the provision by Buyer to Seller of a Seller-Requested Product Change, either party may commence proceedings under
                  Section 11, PROVIDED that, notwithstanding any such proceedings, Seller shall proceed with the performance of its obligations under this Sale Contract and the Product Specifications shall be deemed for all purposes of this Sale Contract to have been modified by such Product Change.

5.3      CHANGES AT REQUEST OF SELLER.

         5.3.1 Seller also shall be entitled to request a Change Order to the extent that any (i) Change in Law, (ii) event of Force Majeure, (iii) Buyer Delay or (iv) relocation of Buyer's Facility outside Israel (it being understood that Seller shall have the obligation to mitigate the impact of such circumstances to the extent reasonably possible) has a material adverse effect on the ability of Seller to comply with the Milestone Schedule or materially increases the cost of its performance of the Work.

         5.3.2 In the event that Seller considers that a Change Order is warranted, it shall notify Buyer in writing within twenty (20) days of when the circumstances giving rise to such a claim could reasonably have been known to Seller. Such notice shall include Seller's proposal for any adjustment to the Milestone Schedule or Purchase Price for the affected Production Lines. Should Seller fail to notify Buyer of the circumstances giving rise to such a claim within such period, Seller shall be deemed to have waived its right to a Change Order and Buyer shall be discharged from all liability in connection with any such claim. Seller shall keep full records relative to any such claim and shall keep Buyer informed of outstanding claims, on a monthly basis.

         5.3.3 In the case of any Change in Law or relocation of Buyer's Facility, the Milestone Schedule or the Purchase Price, or both, with respect to the affected Purchase Lines shall be adjusted equitably to take account of the additional, justified direct costs and delays caused by such Change in Law or relocation of Buyer's Facility. In the case of any event of Force Majeure or Buyer Delay, the Milestone Schedule with respect to the affected Purchase Lines shall be adjusted day-for-day for the delay caused by such event of Force Majeure or Buyer Delay but the Purchase Price shall not be adjusted.

         5.3.4 In the event Buyer and Seller do not agree on the terms of a Change Order requested by Seller under this Section 5.3, either party may immediately commence proceedings under
                  Section 11, PROVIDED that Seller shall proceed with the performance of this Sale Contract notwithstanding any such dispute.

5.4      FORCE MAJEURE

         Neither Seller nor Buyer will be responsible for the total or partial non-fulfillment of its obligations under this Sale Contract where such non-fulfillment is caused by the occurrence of Force Majeure. Any party affected by a Force Majeure shall:

         (a) notify, without delay and as soon as physically possible, the other party of the occurrence and, subsequently, the termination of the circumstance and, if necessary, invite it to negotiate the settlement of the consequences of the Force Majeure in accordance with the provisions of this Sale Contract, indicating in such notice, insofar as possible, the probable duration and consequences of the circumstance; and

         (b) use its best efforts to reduce and overcome within a reasonable time, the effects of the event of Force Majeure which affect the performance of its obligations.

                                   ARTICLE 6.
                               LIQUIDATED DAMAGES

6.1      DELAY IN ACHIEVEMENT OF FINAL ACCEPTANCE

         6.1.1 If any Production Line does not achieve Final Acceptance by the Guaranteed Final Acceptance Date other than as a result of a default by Buyer hereunder, the parties agree that the Buyer will suffer loss and damage. Since the actual damages that would be suffered would be impossible to ascertain precisely, the parties agree that Seller shall pay Buyer liquidated damages, not as a penalty, in an amount of Two Thousand Five Hundred Dollars ($2,500) for each day from the Guaranteed Final Acceptance Date to the date of Final Acceptance in the case of the first Semi-Automated Production Line and One Thousand Dollars ($1,000) in the case of each other Production Line, PROVIDED that the maximum aggregate liability of Seller for liquidated damages under this Section 6.1 shall in no event exceed Two Hundred Fifty Thousand Dollars ($250,000) in the case of the first Semi-Automated Production Line and One Hundred Thousand Dollars ($100,000) in the case of each other Production Line.

         6.1.2 Payment of liquidated damages under this Section 6.1 shall be the sole and exclusive liability of Seller and the sole and exclusive remedy of Buyer for the failure of any Production Line to achieve Final Acceptance by the Guaranteed Completion Date, subject to Buyer's right to exercise its remedies under
                  Section 6.2 and to terminate this Sale Contract in accordance with Article 9.

6.2      FAILURE TO ACHIEVE PERFORMANCE GUARANTEES

         6.2.1 If any Production Line does not achieve the Performance Guarantees by the Guaranteed Final Acceptance Date other than as a result of a default by Buyer hereunder, the parties agree that the Buyer will suffer loss and damage. Since the actual damages that would be suffered would be impossible to ascertain precisely, the parties agree that Seller shall pay Buyer, at Buyer's option, exercised in its sole discretion, liquidated damages, not as a penalty, in an amount determined by multiplying (i) the percentage by which the actual capacity of such Production Line is less than the Performance Guarantee with respect thereto set forth in Section 1(a) of Schedule 1 in the case of each Semi-Automated Production Line and Section 2(a) of Schedule 1 in the case of each Fully-Automated Production Line by (ii) the Purchase Price for such Production Line.

         6.2.2 If Final Acceptance has been achieved for any Production Line except for the failure of such Production Line to meet the Performance Guarantees by the Guaranteed Final Acceptance Date, then upon payment of all liquidated damages due under Section 6.2.1, the Performance Guarantees shall be deemed to have been amended to reflect the actual levels of performance of such Production Line demonstrated by the Performance Tests and Seller shall have no further liability with respect to such Production Line.

                                   ARTICLE 7.
                                    WARRANTY

7.1      WARRANTY TERMS

         Seller covenants and warrants that (i) all Work with respect to each Production Line will be accomplished in a good and workmanlike manner in accordance with good engineering and manufacturing practice and in compliance in all respects with the Technical Requirements and the Plans and Specifications, the International Quality Standards and all licenses and permits applicable to any Production Line and Applicable Law in effect on the date of Final Acceptance of such Production Line and the terms and conditions of this Sale Contract, (ii) all Equipment constituting all or any portion of any Production Line will be new (unless otherwise agreed by Buyer in writing) and of a quality required by the FDA Quality System Regulations and the International Quality Standards and (iii) the Work in respect of each Production Line shall in every respect be free from Defects and fit for operation in accordance with the FDA Quality System Regulations and the International Quality Standards. The warranty described in this Section
         7.1 shall be effective for each Production Line for a period of one (1) year from Final Acceptance of such Production Line.

7.2      DEFECTS

         7.2.1 The term "DEFECT" in this Article 7 shall mean any failure of any part of the Work to comply with or conform to the requirements of this Sale Contract but shall not include any damage arising from Buyer's negligence or willful misconduct or from the effects of normal wear and tear.

         7.2.2 If Seller or Buyer shall discover any Defect in the Work during the Warranty Period, then Seller, after discovery by it, or upon written notice from Buyer, shall promptly commence to correct, and diligently prosecute to completion the correction of, such Defect, at the cost and expense of Seller and to the reasonable satisfaction of Buyer by, at Seller's option, redesigning, repairing and/or replacing the defective Work. Seller shall use its best efforts to cause the correction of any such defect to be accomplished within sixty
                  (60) days with minimal interference with the operation or maintenance of Buyer's Facility and the Production Line.

         7.2.3 All costs and expenses incidental to such corrective action, including removal, disassembly, reinstallation, reconstruction, re-testing, repair and replacement of equipment or systems which may have been damaged by such Defect, and re-inspection as may be necessary to correct the Defect or demonstrate that the previously defective Work complies with or conforms to the requirements of this Sale Contract, shall be borne by Seller. Should Seller fail to commence correction promptly or fail to prosecute diligently to completion the necessary redesign, repair, replacement and tests, Buyer may perform or cause to be performed the same at Seller's expense.

7.3      INTELLECTUAL PROPERTY INFRINGEMENT

         If use of any Work Product or Licensed Product is claimed to infringe, misappropriate or misuse any patent, trade secret, trademark, copyright or other proprietary rights, Seller shall defend such claim and shall indemnify and hold harmless Buyer from any final award or judgement in respect of such claim and shall, if required, procure the necessary licenses to use the infringing Work Product or Licensed Product, or, with Buyer's prior written approval, replace the same with substantially equal but non-infringing Work Product or Licensed Product or modify the same to be non-infringing; PROVIDED, HOWEVER, that any such substituted or modified Work Product or Licensed Product shall meet all the requirements and be subject to all the provisions of this Sale Contract, and that such replacements or modifications shall not modify or relieve Seller of any of its obligations under this Sale Contract. Buyer shall give Seller prompt written notice of any suit and shall provide such information and assistance reasonably necessary for the defense thereof. The indemnity set forth in this Section 7.3 shall survive the delivery and Final Acceptance of any Production Line and the expiration of any Warranty Period hereunder.

7.4      SUPPLIER WARRANTIES

         In each case where Seller obtains warranties from its Suppliers that are more favorable than the Warranties contained in this Sale Contract, Seller shall assist Buyer, if necessary, in enforcing any such warranties for the benefit of Buyer.

7.5      EXPRESS WARRANTIES

         THE EXPRESS WARRANTIES SET FORTH IN THIS ARTICLE 7 ARE EXCLUSIVE AND NO OTHER WARRANTIES OF ANY KIND, WHETHER STATUTORY, ORAL, WRITTEN, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, SHALL APPLY. BUYER'S EXCLUSIVE REMEDIES AND SELLER'S OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH DEFECTIVE EQUIPMENT, MATERIAL, OR WORKMANSHIP, WHETHER BASED ON WARRANTY, CONTRACT,

         TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, SHALL BE THOSE STATED IN THIS CONTRACT.

                                   ARTICLE 8.
                                 INDEMNIFICATION

8.1      INDEMNIFICATION

         8.1.1 Seller (an "INDEMNIFYING PARTY") agrees to indemnify fully and hold harmless Buyer and its Affiliates, including their principals, stockholders and other direct or indirect equity holders, and Buyer's and such Affiliates' respective directors, officers, agents and employees ("INDEMNIFIED PARTIES"), from and against any and all claims, demands, suits, causes of action, proceedings, judgments, damages, costs, expenses and liabilities (including reasonable attorneys' fees and costs) made by third parties against such Indemnified Parties (collectively "CLAIMS") (i) for bodily injury, property damage or other liability to the extent such Claims arise from the negligent acts or omissions of Seller, its employees, officers, agents or Suppliers, (ii) on account of any violation of laws, codes, ordinances or regulations to be complied with by Seller, its employees, officers, agents or Suppliers, or (iii) arising from any Defect or (iv) in respect to any demand by Suppliers for non-payment of amounts due as a result of furnishing Equipment or services to Seller.

         8.1.2 Buyer (an "INDEMNIFYING PARTY") agrees to indemnify fully and hold harmless Seller and its Affiliates, including its principal, its stockholders, respective directors, officers, agents and employees ("INDEMNIFIED PARTIES"), from and against any and all Claims (i) for bodily injury, property damage or other liability to the extent such Claims arise from the negligent acts or omissions of Buyer, its employees, officers, agents or anyone acting on Buyer's behalf, (ii) on account of any violation of laws, codes, ordinances or regulations to be complied with by Buyer, its employees, officers, agents or anyone acting on Buyer's behalf or (iii) with respect the design and specifications (including the Product Specifications) of the M2A Capsule or the use of any M2A Capsule to the extent such Claim does not arise from any Defect.

8.2      PROCEDURE

         Promptly after receipt by an Indemnified Party of any claim or notice of the commencement of any action or administrative, arbitral or legal proceeding or investigation as to which the indemnity provided for in
         Section 8.1 may apply, the Indemnified Party shall notify the Indemnifying Party of such fact. The Indemnifying Party shall have the right to assume the defense thereof with counsel designated by the Indemnifying Party and satisfactory to the Indemnified Party; PROVIDED, HOWEVER, that if the defendants in any such action include both the

         Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Parties shall, at the expense of the Indemnifying Party, have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties.

                                   ARTICLE 9.
                       TERM; CANCELLATION AND TERMINATION

9.1      TERM.

         This Sale Contract shall become effective as of the date hereof upon its execution and delivery by the parties hereto and, unless terminated earlier in accordance with this Article 9, shall remain in effect until December 31, 2004 or, if a Purchase Order for the first Fully-Automated Production Line is issued prior to December 31, 2004, three (3) years from the date of the Purchase Order, PROVIDED, HOWEVER, that if a Purchase Order for any Production Line is outstanding at the time the term of this Sale Contract would otherwise expire in accordance with this Section 9.1, the term of this sale Contract shall be automatically extended until such Production Line achieves Final Completion or this Sale Contract is terminated in accordance with this Article 9.

9.2      TERMINATION BY BUYER

         If, for any reason other than the occurrence of Force Majeure or the default of Buyer:

         (a) Seller fails to commence the Work for any Production Line within fifteen (15) days on receipt of a Purchase Order for such Production Line;

         (b) Seller (i) fails to show reasonable progress toward achievement of Provisional Acceptance of any Production Line and thereafter fails to remedy such failure within ten (10) days written notice thereof by Buyer or (ii) abandons the Work for twenty (20) consecutive days (by "abandon" the parties mean the complete cessation of the Work, without justification or, if justification exists, then without giving notice to Buyer within five (5) days of such cessation);

         (c) Seller fails to achieve Final Acceptance of any Production Line within ten (10) working days of the Guaranteed Acceptance Date for such Production Line;

         (d) Seller commits any other material breach of this Sale Contract and Seller thereafter (i) fails to remedy such breach within ten (10) days after written notice of such breach by Buyer or
                  (ii) if such breach is capable of being
                  remedied but cannot be remedied within such ten (10) day period by Seller acting diligently, fails to diligently pursue a remedy or fails to remedy such breach within twenty (20) days after such written demand by Buyer; or

         (f)      Seller becomes insolvent or bankrupt.

         then, upon the occurrence of any such event, Buyer may either (i) cancel any outstanding Purchase Order or (ii) terminate this Sale Contract, in either case, upon written notice to Seller. In the event of any such cancellation or termination, Buyer shall have the right to finish the Work with respect to any outstanding Purchase Order, itself or with the assistance of third parties. No amount shall be payable by or to Seller in connection with any such termination. In the event Seller disputes the basis for Buyer's cancellation of any Purchase Order or termination of this Contract under this Section 9.2, Seller shall cease to perform the Work under this Sale Contract, and Seller's sole remedy shall be to refer the dispute for resolution in accordance with Article 11. In the event that Seller prevails in any such dispute, Buyer's termination shall be deemed to be a termination by Seller under
         Section 9.3 and Seller shall only be entitled to the payments set forth in Section 9.3.

9.3      TERMINATION BY SELLER

         If, for any reason other than the occurrence of Force Majeure (in the case of clause (a) only) or the default of Seller:

         (a) Buyer commits a material breach or default of its obligations hereunder (other than its payment obligations) and thereafter
                  (i) fails to remedy such breach or default within thirty (30) days after written demand by Seller precisely identifying the breach or default or (ii) if (A) Buyer begins to pursue a remedy within such thirty (30) day period or (B) such breach cannot be cured within such period by Buyer acting diligently, Buyer thereafter fails to diligently pursue a remedy or fails to remedy such breach within sixty (60) days after such written demand by Seller; or

         (b) Buyer fails to make any payment when due to Seller pursuant to this Sale Contract (other than a disputed payment) and Buyer does not make such payment within thirty (30) days after notice by Seller precisely identifying the outstanding payment;

         then, upon the occurrence of any such event, Seller may terminate this Sale Contract. Should Seller so terminate this Sale Contract, it shall be compensated for the Work performed on the basis of the percentage of the Purchase Price for any Production Line equal to the percentage of the Work with respect thereto which has been appropriately completed in accordance with this Sale Contract at the time of termination, plus the reasonable cost of (i) Equipment which has been procured and cannot, using commercially reasonable efforts, be returned to the

         Supplier thereof, PROVIDED that all right, title and interest in any such Equipment shall be transferred to Buyer, free and clear of all Liens, (ii) demobilization of staff employed by Seller in connection with this Sale Contract and (iii) the reasonable cancellation costs of Suppliers.

9.4      RIGHT TO TERMINATE FOR FORCE MAJEURE

         Either party may terminate this Sale Contract immediately upon written notice to the other party if, as the result of the occurrence of an event of Force Majeure, the performance by either party of its obligations under this Sale Contract is delayed so that the Guaranteed Final Acceptance Date of any Production Line is postponed by more than three (3) months.

         In the event either party so elects to terminate this Contract for Force Majeure, Seller shall be compensated as provided in Section 9.3, PROVIDED, HOWEVER, Buyer shall have the right to adjust (i) the Purchase Price or (ii) the Guaranteed Final Acceptance Date for any Production Line, pursuant to a Change Order within thirty (30) days of receipt of Seller's notice to terminate. If a Change Order is executed by each of the parties during such thirty (30) day notice period, this Sale Contract shall continue in full force and effect.

9.5      RIGHT TO TERMINATE FOR DELAY IN NOTICE TO PROCEED

         In the event that Buyer has not issued the Notice to Proceed for the first Semi-Automated Production Line on or before January 1, 2002, then either party may terminate this Sale Contract by written notice to the other party and Seller shall not be entitled to any compensation hereunder.

9.6      MEASURES TO BE TAKEN BY SELLER ON TERMINATION

         Notwithstanding any other provision of this Sale Contract to the contrary, in the event Buyer provides written notice to Seller that it is suspending the Work (or any portion thereof) or terminating this Sale Contract for any reason, Seller shall (i) immediately suspend performance of the Work on the date and to the extent specified in the written notice, (ii) place no further orders or subcontracts except as may be necessary for performance of that portion of the Work that has not been so suspended or terminated, (iii) to the extent reasonably practicable and as requested in the written notice, suspend all orders and subcontracts to the extent that they relate to the performance of the portion of the Work so suspended or terminated and (iv) take such action as may be necessary or as Buyer may reasonably direct for protection of personnel and the protection and preservation of any Production Line and other property which is in the possession of Seller and in which Buyer has or may acquire an interest under this Sale Contract. After receiving the foregoing notice of suspension or termination, as the case may be, Seller shall submit to Buyer, within twenty (20) days after receiving such notice, an itemized list of all action taken or intended to be taken as a result of such suspension or termination.

                                   ARTICLE 10.
              CONFIDENTIAL AND PROPRIETARY INFORMATION; COMPETITION

10.1     TITLE TO WORK PRODUCT

         10.1.1 Notwithstanding anything to the contrary set forth herein, all right, title and interest in, to and under any Production Line, Equipment or other deliverables, work product, documents, data, items or services or any part thereof (including, without limitation, the Plans and Specifications) furnished by Seller or any Supplier under this Sale Contract (collectively, the "WORK PRODUCT") is and shall be the exclusive property of Buyer, except for Seller's proprietary building blocks and software for which Seller has obtained a patent (collectively, the "LICENSED PRODUCT").

         10.1.2 Buyer shall be entitled to use all such Work Product for any purpose. Seller hereby assigns all right, title and interest in all Work Product to Buyer. Seller agrees to take all actions necessary, at Buyer's expense, as may be requested by Buyer to perfect Buyer's exclusive ownership of the Work Product and to require each Supplier to execute and deliver to Buyer such instruments of assignment with respect to the Work Product created, developed, or otherwise acquired by such Suppliers. Seller further shall, and shall require each Supplier to, at Buyer's expense, take such actions and cooperate with Buyer in the preparation, execution, filing and prosecution of all trademark, patent and copyright applications in connection with the registration or protection of Buyer's ownership rights in the Work Product.

         10.1.3 Seller hereby grants to Buyer an irrevocable, perpetual, royalty-free, non-exclusive, transferable, worldwide, fully paid license to retain and use the Licensed Product solely in connection with the design, engineering, manufacturing, operation and maintenance of each Production Line during and after the term of this Sale Contract. Seller shall, at Buyer's expense, execute all documents and take such actions as Buyer shall reasonably request to perfect the license to granted by Seller to Buyer under this Section 10.1.3, and Buyer shall be entitled to grant a sub-license to retain and use the Licensed Product to any person or entity involved in the design, engineering, manufacturing, operation or maintenance of any Production Line during and after the term of this Sale Contract.

10.2     CONFIDENTIAL AND PROPRIETARY INFORMATION

         10.2.1 Neither party shall disclose to third parties or use any trade secrets or other proprietary information regarding the business affairs, finances,


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

                  technology or processes of the other Party (including, without limitation, the Buyer Information) or related to this Sale Contract or the parties' relationship prior thereto (collectively, "CONFIDENTIAL INFORMATION"), without the express written consent of the other party. This Section
                  10.2.1 shall not apply to information that was already in the possession of one party prior to receipt from the other strictly for the purposes of this Agreement, that is now or hereafter becomes a part of the public domain through no fault of the party wishing to disclose or use such information, or that corresponds in substance to information heretofore or thereafter furnished by third parties without restriction on disclosure. Each party receiving Confidential Information will indemnify the disclosing party from any and all losses, damages, costs and expenses (including, without limitation, attorneys' fees) arising out of or related to the receiving party's breach or threatened breach of its obligations under this Section 10.2.1.

         10.2.2 Any party required by law, rule, regulation or order to disclose information that is otherwise required to be maintained in confidence pursuant to Section 10.2.1, or where disclosure is required in connection with the assertion of any claim or defense in judicial, administrative or arbitral proceedings involving a party, may make disclosure notwithstanding the provisions of Section 10.2.1; PROVIDED, HOWEVER, that the party making the disclosure shall immediately notify the other party of the requirement and the terms thereof prior to the submission and shall cooperate to the maximum extent practicable to minimize the disclosure of the information. The party disclosing such information shall cooperate with the other party in any efforts by such other party to obtain proprietary or confidential treatment for such information by the third party to whom the information is disclosed and/or to seek protective orders limiting the dissemination and use of the information. The other party shall bear all costs of such efforts and any cooperation by the disclosing party. This Sale Contract does not alter the rights of either party to object to the rule, regulation or order requiring the disclosure.

         10.2.3 Each party also may disclose Confidential Information to those of its employees who need to know such Confidential Information in order for the receiving party to perform its obligations hereunder, PROVIDED THAT, such employees are advised of the confidential nature thereof. Seller may disclose Confidential Information to any Supplier only if such Supplier executes and delivers to Buyer an agreement in form and substance acceptable to Buyer protecting such Confidential Information from unauthorized use and disclosure. Seller further agrees to require those of its employees with material knowledge of the Product Specifications to execute and deliver to Buyer a confidentiality agreement in form and substance reasonably satisfactory to Buyer.

         10.2.4 Seller agrees that it will not undertake, authorize or otherwise permit the disassembly, reverse engineering or de-compiling of any Confidential Information, in whole or in part.

10.3     PUBLICITY.

         Neither Buyer nor Seller shall, without the approval of the other party, issue any press releases or otherwise make any public statements with respect to the transactions contemplated by this Sale Contract, except as may be required Applicable Law or by obligations pursuant to any listing agreement with any national securities exchange so long as such party has used reasonable best efforts to obtain the approval of the other party prior to issuing such press release or making such public disclosure.

10.4     NON-SOLICITATION OF EMPLOYEES

         Seller shall not, and shall cause its Affiliates to not, during the term of this Sale Contract and for a period of five (5) years from the date of such termination, knowingly solicit for employment any of the officers or directors of Buyer whom Seller meets in the course of negotiating or performing the terms of this Sale Contract, PROVIDED THAT, this Section 10.4 shall not preclude Seller or its affiliates from soliciting for employment or hiring any such employee who (i) responds to a general solicitation through a public medium or general or mass mailing by or on behalf of Seller or any of its affiliates that is not targeted at employees of the Buyer or (ii) contacts Seller or its affiliates directly on such individual's own initiative.

10.5     NON-COMPETITION; NON-INTERFERENCE.

         10.5.1 In consideration of the amounts payable by Buyer to Seller hereunder, Seller agrees that for a period of ten (10) years from the date of this Agreement, Seller shall not, and shall cause its Affiliates to not:

                  (a) within any jurisdiction worldwide, directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, the manufacturing of in-vivo gastrointestinal swallowable devices. For these purposes, ownership of securities of one percent (1%) or less of any class of securities of a public company shall not be considered to be competition with the Seller;

                  (b) solicit for Seller or any person other than Buyer the business of manufacturing of in-vivo gastrointestinal swallowable devices of any person which is a customer or client of Buyer or any of its affiliates or in any way interfere with the business relationship between Buyer or any of its affiliates and any such person in any way engaged in such business.

10.6     ENFORCEABILITY AND SEVERABILITY

         It is the desire and intent of the parties to this Sale Contract that the provisions of this Article 10 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this Article 10 shall be adjudicated to be invalid or unenforceable, this Article 10 shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

10.7     EQUITABLE RELIEF.

         The parties agree that money damages alone would not be a sufficient remedy for a breach of the confidentiality obligations set forth in this Article 10. Accordingly, in addition to all other remedies of law or in equity that the disclosing party may have, such party shall be entitled to specific performance and injunctive or other equitable relief arising from any breach or threatened breach of this Article 10 in accordance with Section 11.5.

                                   ARTICLE 11.
                           GOVERNING LAW, JURISDICTION

11.1     GOVERNING LAW AND SUBMISSION TO JURISDICTION

         This Sale Contract shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

11.2     DISPUTE NOTIFICATION PROCEDURE

         Subject to Section 11.5, in the event a dispute arises between Buyer and Seller arising out of or relating to this Sale Contract, including any question regarding its existence, validity or termination, the aggrieved party shall promptly notify the other party to this Sale Contract of the dispute.

11.3     ADJUDICATION

         11.3.1 In the event that the parties are unable to resolve any dispute to their mutual satisfaction within ten (10) days after delivery of a notice under Section 11.2, then either party may give notice of its intention to refer the dispute to one expert appointed by the agreement of the parties. In the event that the parties are unable to agree on the appointment of one person to act as expert within five (5) days of such notice, either party may request the Chairman of the Standing Committee of the Centre for Expertise of the International Chamber of Commerce to propose the name of an expert and the nomination so made shall be final and conclusive upon the parties (the person appointed to act as expert pursuant to this Section 11.3.1, the "EXPERT"). The place of the expert proceedings shall be New York, New York.

         11.3.2 Within ten (10) days of the appointment of the Expert, the party who initially issued the notice of intention to refer the matter to the Expert shall submit to the Expert and to the other party the following documents in English:

                  (a)      a description of the dispute;

                  (b)      a statement of that party's position; and

                  (c)      copies of relevant documentary evidence in support.

         11.3.3 Within ten (10) days of receipt of the above documents, the other party shall submit the to the Expert and the other party the following documents in English:

                  (a)      a description of the dispute;

                  (b)      a statement of that party's position; and

                  (c)      copies of relevant documentary evidence in support.

         11.3.4 The Expert may call for such further documentary evidence and interview such persons as he or she deems necessary in order to reach a decision.

         11.3.5 The Expert shall act as an independent expert and not as an arbitrator. The Expert shall reach a decision and give notice to the parties of the decision within thirty (30) days of receipt of the documents provided under Section 11.3.2 and
                  11.3.3. The decision of the Expert shall be binding and final unless any party issues a notice, within ten (10) days of the decision, of its intention to refer the matter to arbitration in accordance with Section 11.4. In such case, the Expert's decision shall remain binding unless revised or reversed by an arbitration award.

         11.3.6 The costs of engaging the Expert shall be borne equally by Seller and Buyer, PROVIDED that each party shall bear its own costs of preparing the materials for and making presentations to the Expert. The terms of remuneration of the person appointed to act as the Expert shall be mutually agreed upon by Buyer, Seller and such person. In the event of disagreement, the remuneration of the Expert shall include reimbursement for reasonable expenses and a daily fee in accordance with the daily fee established from time to time for arbitrators under the administrative and financial regulations of the International Centre for Settlement of Investment Disputes.

         11.3.7 Any person who has been appointed as an Expert may not subsequently be appointed to act as an arbitrator in an arbitration relating to the same or any similar dispute between the parties.

11.4     ARBITRATION

         Subject to Section 11.5, any dispute in respect of which:

         (a) an Expert has not been appointed within thirty (30) days of the notice given by either party of its intention to refer the dispute to an expert, or the Expert has failed to deliver a decision to the parties within the period required by Section 11.2.5;

         (b) any party has issued a notice under Section 11.2.5 challenging the decision of the Expert; or

         (c) any party has failed to comply with the decision of the Expert;

         shall be referred to and finally resolved by arbitration under the Rules of the London Court of International Arbitration (the "LCIA) by one (1) arbitrator appointed by the LCIA. The place of the arbitration shall be New York, New York. The arbitrator shall be a lawyer qualified, as may be appropriate, in the field of intellectual property and shall be a national of the United States of America. The arbitration shall be conducted in the English language. The arbitrator shall have full power to open up review and revise any decision of the Expert. No party shall be limited in the arbitration proceedings to the evidence or arguments previously put before the Expert to obtain the decision of the Expert. The award rendered by the arbitrator shall be final and binding on Buyer and Seller and judgment may be entered in accordance with applicable law in any court having jurisdiction thereof.

11.5     NO SPECIAL DAMAGES

         Neither party shall be liable to the other party for any consequential, indirect or special damages.

11.6     DUTY OF CONTINUED PERFORMANCE

         Seller shall proceed diligently in accordance with Buyer's direction with performance of this Sale Contract pending final resolution of any claim, dispute or other matter in question arising out of, or relating to this Sale Contract, or the interpretation or breach thereof, and Buyer shall continue to make payment of all sums which are due and payable to Seller in accordance with this Sale Contract and which are not related to the dispute.

                                   ARTICLE 12.
                                  MISCELLANEOUS

12.1     RELATIONSHIP OF THE PARTIES

         The parties acknowledge and agree that the relationship between them (including, without limitation, their relationship with any Supplier) is solely that of independent contractors. Neither party, nor their respective employees, agents or representatives, have any right, power or authority to act or create any obligation, express or implied on behalf of the other party. None of Seller, any Suppliers or their respective agents or employees shall be deemed to be the servants, employees or agents of Buyer.

12.2     BINDING EFFECT ON SUCCESSORS AND ASSIGNEES

         12.2.1 This Sale Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         12.2.2 Neither party hereto shall assign or convey any of its right, title or interest under this Sale Contract without the prior written consent of the other party hereto provided, however, that without any such consent, Buyer or its respective successor may assign any or all of its right, title or interest hereunder to (i) any person, corporation, trust company, association or other business entity as security in connection with obtaining or arranging financing for its business or operations; or (ii) any person, corporation, trust, company or other business entity in order to enforce any security assignment described in (i) above.

         12.2.3 Unless otherwise agreed by the parties hereto in a separate writing, no assignment permitted by Section 11.6.2 shall relieve the assigning party from any of its obligations under this Sale Contract.

12.3     NOTICES

         Regular communications not specifically covered by the requirements of this Sale Contract shall be between Seller's Contact and Buyer's Contact. All notices to be given under this Sale Contract shall be effective upon receipt and shall be in writing and delivered personally or by recognized courier service or given by facsimile transmission, with hard copy by any other method permitted by this Section 12.3 at the following address or such other address as may hereafter be designated, in writing, by any party to the other in accordance with this Section 12.3.

         If to Buyer:               Given Imaging Ltd.
                                    New Industrial Park
                                    PO Box 258, Yoqneam
                                    20692 Israel
                                    Attn:  Chief Operating Officer
                                    Fax:  + (972 4) 959 2466

         If to Seller:              PEMSTAR Inc.
                                    3535 Technology Drive
                                    Rochester, Minnesota
                                    United States of America 55901
                                    Attn:  Susan Johnson
                                    Fax:   (1-507) 280-0838

12.4     NOT FOR BENEFIT OF THIRD PARTIES

         This Sale Contract and each and every provision thereof is for the exclusive benefit of the parties hereto and not for the benefit of any other party.

12.5     SECTION HEADINGS AND SUBHEADING

         All section headings and subheadings are inserted for convenience only and shall not affect any construction or interpretation of this Sale Contract.

12.6     NO WAIVER

         No waiver by a party of any breach or default by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach of default in the performance by such other party of the same or any other obligations of such other party hereunder. The giving of a waiver by a party in any one instance shall not limit or waive the necessity to obtain such party's waiver in any future instance. No waiver of any rights under this Sale Contract shall be binding unless it is in writing signed by the party waiving such rights.

12.7     GOOD FAITH AND FAIR DEALING

         The parties agree to deal fairly and to act in good faith in the performance or enforcement of this Sale Contract.

12.8     SEVERABILITY

         In the event that any of the provisions of this Sale Contract, or portions or applications thereof, are held to be unenforceable or invalid by any court of competent jurisdiction, Buyer and Seller shall negotiate an equitable adjustment in the provisions of this Sale Contract with a view toward effecting the purposes of this Sale Contract, and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby.

12.9     COUNTERPARTS

         This Sale Contract may be executed in any number of counterparts and by the parties hereto on separate counterparts, each complete set of which, when so executed and delivered by all parties, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

12.10    FURTHER ASSURANCES

         If either party reasonably determines that any further instruments or any things are necessary or desirable to carry out the terms of this Sale Contract, the other party will execute and deliver all such instruments and assurances and do all such things as the first party reasonably deems necessary or desirable to carry out the terms of this Sale Contract, provided that Buyer shall not be required to incur any material cost or expense in connection therewith.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have entered into this Sale Contract on the day and year first hereinabove written.



                             GIVEN IMAGING LTD.



                             By: /s/ Zvi Ben-David          /s/ Yoram Ashery
                                ------------------------------------------------
                                  Zvi Ben-David             Yoram Ashery
                                  Vice President,           Vice-President
                                  Chief Financial Officer   Business Development


                             PEMSTAR, INC.



                             By: /s/ Linda Feuss
                                ------------------------------------------------
                                  Linda Feuss, Vice-President

                                   SCHEDULE 1

                             PERFORMANCE GUARANTEES

1. SEMI-AUTOMATED PRODUCTION LINES: Each Semi-Automated Production Line shall demonstrate the following:

         a. capacity to manufacture 10,000 M2A Capsules per month, operating two shifts of eight (8) hours each per day, inclusive of any downtime, five (5) days per week, PROVIDED, HOWEVER, that in the case of the first Semi-Automated Production Line, such Production Line shall be deemed to have achieved this performance guarantee for a period not exceeding 30 days after all of the other conditions of Final Acceptance have been satisfied to the extent such Production Line demonstrates a capacity to manufacture 3,000 M2A Capsule per month;

         b.       operation with a maximum of 15 direct operators; and

         c.       uptime exceeding 80%.

2. FULL-AUTOMATED PRODUCTION LINES: Each Fully-Automated Production Line shall demonstrate the following:

         a. capacity to manufacture 75,000 M2A Capsules per month, operating two shifts of eight (8) hours each per day, inclusive of any downtime, five (5) days per week;

         b.       operation with a maximum of 15 direct operators; and

         c.       uptime of line exceeds 80%.

3. ALL PRODUCTION LINES: All Production Lines shall demonstrate the following:

         a. construction and workmanship in compliance with the FDA Quality System Regulations and other Applicable Law, the International Quality Standards and the other requirements of the Sale Contract;

         b. operation in compliance with the FDA Quality System Regulations and other Applicable Law, the International Quality Standards and the other requirements of the Sale Contract; and

         c. production of M2A Capsules in compliance with Product Specifications, the FDA Quality System Regulations and other Applicable Law, the International Quality Standards and the other requirements of this Sale Contract, with M2A Capsules operating in

                  "live" mode for no more than 60 seconds in total until packaged for shipment.

                                   SCHEDULE 2

                                PROVISIONAL TESTS

To demonstrate its capability to achieve the Performance Guarantees and Provisional Acceptance, each Production Line shall demonstrate the following:

1. Completion of all construction and workmanship in compliance with the FDA Quality System Regulations and other Applicable Law, the International Quality Standards and the other requirements of this Sale Contract;

2. Operation and completion of the assembly and testing procedures for M2A Capsules in compliance with the FDA Quality System Regulations and other Applicable Law, the International Quality Standards and the other requirements of this Sale Contract;

3. Repeated and reliable production of M2A Capsules in compliance with Product Specifications, the FDA Quality System Regulations and other Applicable Law, International Quality Standards and the other requirements of this Sale Contract, as evidenced by the production of a minimum of 25 consecutive M2A Capsules;

4. Production of M2A Capsules in compliance with Product Specifications, the FDA Quality System Regulations and other Applicable Law, the International Quality Standards and the other requirements of this Sale Contract at a rate in a continuous one (1) hour period of operation, such that the capacity to manufacture the number of Capsules required by the Performance Guarantees can be mathematically proven; and

5. Production of M2A Capsules in compliance with Product Specifications, the FDA Quality System Regulations and other Applicable Law, International Quality Standards and the other requirements of this Sale Contract during a continuous two (2) hour period of operation during which uptime exceeds 90%.

                                   SCHEDULE 3

                                PERFORMANCE TESTS

To demonstrate its capability to achieve the Performance Guarantees and Final Acceptance, each Production Line shall demonstrate the following:

1. Completion of installation in compliance with the FDA Quality System Regulations and other Applicable Law, the International Quality Standards and the other requirements of this Sale Contract;

2. Operation and completion of the assembly and testing procedures for M2A Capsules in compliance with the FDA Quality System Regulations and other Applicable Law, the International Quality Standards and the other requirements of this Sale Contract; and

3. Production of M2A Capsules in compliance with Product Specifications, the FDA Quality System Regulations and other Applicable Law, the International Quality Standards and the other requirements of this Sale Contract at a rate, speed and uptime, and with a labor efficiency, in a continuous eight (8) hour period of operation, such that the capacity of such Production Line to achieve the Performance Guarantees can be mathematically proven.

                                    EXHIBIT A

                             FORM OF PURCHASE ORDER

                              [Letterhead of Buyer]


                                               __________, 20__



PEMSTAR, Inc
3535 Technology Drive
Rochester, Minnesota
United States of America 55901

Attn:  Susan Johnson

RE:      BUYER'S PURCHASE ORDER NO. ___

         We refer to the Purchase and Sale Contract (the "SALE CONTRACT") dated of August 25, 2001 between Pemstar, Inc. ("SELLER") and Given Imaging, Ltd. ("BUYER"). Capitalized terms not otherwise defined herein are defined in the Sale Contract. Pursuant to Section 2.2.1 of the Sale Contract, Buyer hereby orders, and authorizes and releases you to proceed with all of the Work in respect of, one (1) [Semi-Automated Production Line] [Fully-Automated Production Line] to be [installed by Seller at Buyer's Facility] [stored by Seller at Seller's Facility as a Standby Production Line]. The Milestone Schedule for such Production Line is as follows:

  ---------------------------------------------------------------------------------------
                              Milestone                               Milestone Date
  ---------------------------------------------------------------------------------------
      [Final Plans and Specifications to Buyer]
  ---------------------------------------------------------------------------------------
      Provisional Acceptance Date
  ---------------------------------------------------------------------------------------
      Final Acceptance
  ---------------------------------------------------------------------------------------



                                             GIVEN IMAGING, LTD.



                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                                                    CONFIDENTIAL



                                    EXHIBIT B

                   FORM OF PROVISIONAL ACCEPTANCE CERTIFICATE

                              [Letterhead of Buyer]



                                               __________, 20__



PEMSTAR, Inc.
3535 Technology Drive
Rochester, Minnesota
United States of America 55901

Attn:  Susan Johnson

RE:      BUYER'S PURCHASE ORDER NO. ___

         We refer to the Purchase and Sale Contract (the "SALE CONTRACT") dated as of August 25, 2001 between PEMSTAR, Inc. ("SELLER") and Given Imaging, Ltd. ("BUYER"). Capitalized terms not otherwise defined herein are defined in the Sale Contract.

         Pursuant to Section 3.2.1 of the Sale Contract, Buyer hereby confirms that the Production Line subject to the foregoing Purchase Order has met the requirements for Provisional Acceptance under the Sale Contract as of __________, 20__ .



                                             GIVEN IMAGING, LTD.



                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT C

                      FORM OF FINAL ACCEPTANCE CERTIFICATE

                              [Letterhead of Buyer]



                                               __________, 20__



PEMSTAR, Inc.
3535 Technology Drive
Rochester, Minnesota
United States of America 55901

Attn:  Susan Johnson

RE:      BUYER'S PURCHASE ORDER NO. ___

         We refer to the Purchase and Sale Contract (the "SALE CONTRACT") dated as of August 25, 2001 between PEMSTAR, Inc. ("SELLER") and Given Imaging, Ltd. ("BUYER"). Capitalized terms not otherwise defined herein are defined in the Sale Contract.

         Pursuant to Section 3.3 of the Sale Contract, Buyer hereby confirms that the Production Line subject to the foregoing Purchase Order has met the requirements for Final Acceptance under the Sale Contract as of __________, 20__
 .



                                             GIVEN IMAGING, LTD.



                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT D

                              FORM OF CHANGE ORDER

                              [Letterhead of Buyer]



                                               __________, 20__



PEMSTAR, Inc.
3535 Technology Drive
Rochester, Minnesota
United States of America 55901

Attn:  Susan Johnson

RE:      BUYER'S PURCHASE ORDER NO. ___

         We refer to the Purchase and Sale Contract (the "SALE CONTRACT") dated as of August 25, 2001 between PEMSTAR, Inc. ("SELLER") and Given Imaging, Ltd. ("BUYER"). Capitalized terms not otherwise defined herein are defined in the Sale Contract. Pursuant to Article 5 of the Sale Contract, Buyer is issuing a Change Order with respect to the Production Line subject to the foregoing Purchase Order as follows:

         DESCRIPTION OF CHANGE IN WORK

         [Specify or attach]

         MILESTONE SCHEDULE FOR CHANGE ORDER

         [Specify or attach.]

         PRICE FOR CHANGE IN WORK

         [Specify or attach.]

         CHANGE IN MILESTONE SCHEDULE

         [Specify milestone] from __________ , 20 __ to _________, 20__

         CHANGE IN CONTRACT PRICE:

         From $__________ to $_________

         Please indicate your acceptance and agreement to this Change Order as of the date hereof by executing one original of this Change Order and returning it to Buyer.



                                             GIVEN IMAGING, LTD.



                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



ACCEPTED AND AGREED TO:



PEMSTAR, INC.



By:
    -----------------------------------------
Name:
Title: